EXHIBIT 8(A)
                                  ------------

                      AGREEMENT AND PLAN OF REORGANIZATION

                               Between and Among

                          OnCOURSE TECHNOLOGIES, INC.
                        (a Nevada business corporation)

                                 as the Parent

                         MICRO ACQUISITION CORPORATION
                       (a Wisconsin business corporation)

                                   as the Sub

                         MICRO ESTIMATING SYSTEMS, INC.
                     (a Pennsylvania business corporation)

                                 as the Target

                                FRANK G. WRIGHT
                   (an individual resident of Massachusetts)

                      as the Principal Parent Shareholder

                              BERNARD A. WOODS III
                     (an individual resident of Wisconsin)

                       as the Majority Target Shareholder

                                      and

                                CHARLES W. BEYER
                     (an individual resident of Wisconsin)

                       as the Minority Target Shareholder


Dated: July 23, 1998
       -------------

                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------

     AGREEMENT AND PLAN OF REORGANIZATION ("Reorganization Agreement"), dated as of July 23, 1998, between and among OnCOURSE TECHNOLOGIES, INC., a Nevada
   -------
corporation ("Parent"), MICRO ACQUISITION CORPORATION, a Wisconsin corporation and a wholly-owned subsidiary of Parent ("Sub"), MICRO ESTIMATING SYSTEMS, INC., a Pennsylvania corporation ("Target") (Sub and Target being hereinafter collectively referred to as the "Constituent Corporations"), FRANK G. WRIGHT, an individual resident of Massachusetts and the owner of the largest number of shares of Parent (the "Principal Parent Shareholder"), BERNARD A. WOODS III, an individual resident of Wisconsin and the majority shareholder of Target (the "Majority Target Shareholder") and CHARLES W. BEYER, individual resident of Wisconsin and the owner of the remaining shares of Target (the "Minority Target Shareholder").

                                    RECITALS
                                    --------

     A. The Boards of Directors of Parent, Sub and Target have approved the acquisition of Target by Parent.

     B. The Boards of Directors of Parent, Sub and Target have approved the merger of Target into Sub (the "Merger") upon the terms and subject to the conditions set forth herein and in the Plan of Merger, Exhibit "A" attached hereto and made a part hereof (the "Plan of Merger").

     C. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     D. Each of the parties to this Reorganization Agreement desires to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions thereto.

                                   AGREEMENT
                                   ---------

     Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER
                                   ----------

     SECTION 1.1    THE MERGER
     -----------    ----------

     (a) At the Effective Time (as defined in Section 1.2) and subject to the terms and conditions of this Reorganization Agreement and the Plan of Merger, Target shall be merged into Sub and the separate existence of Target shall thereupon cease, in accordance with the applicable provisions of the Wisconsin Business Corporation Law (the "WIBCL") and the Pennsylvania Business Corporation Law (the "PABCL").

     (b) Sub will be the surviving corporation in the Merger (sometimes referred to herein as the "Surviving Corporation") and will continue to be governed by the laws of the State of Wisconsin, and the separate corporate existence of Sub and all of its rights, privileges, immunities and franchises, public or private, and all its duties and liabilities as a corporation organized under the WIBCL, will continue unaffected by the Merger.

     (c)  The Merger will have the effects specified by the WIBCL and the PABCL.

     SECTION 1.2    EFFECTIVE TIME. As soon as practicable following fulfillment
     -----------    --------------
or waiver of the conditions specified in Sections 5.1(d) and 5.2(d) hereof and provided that this Reorganization Agreement has not been terminated or abandoned pursuant to Section 7.1 hereof or the Plan of Merger has not been terminated or abandoned pursuant to Section 4.1 thereof, the Constituent Corporations will (a) execute and cause Articles of Merger substantially in the form of Exhibit "B" attached hereto and made a part hereof (the "Articles of Merger"), to be filed with the Department of Financial Institutions of Wisconsin as provided in
Section 180.1105 of the WIBCL; (b) prepare, execute and file a final Pennsylvania S Corporation Information Return (Form PA-20S) with the Pennsylvania Department of Revenue for the Target; (c) prepare, execute and file an Application for Tax Clearance Certificate (Form REV-181 CM) with the Pennsylvania Department of Revenue for the Target and obtain clearance certificates for the Target from the Pennsylvania Department of Revenue and the Office of Employment Security of the Department of Labor and Industry, as required by Section 139 of the PABCL (the "Clearance Certificates"); (d) prepare a Docketing Statement (Form DSCB:15-134B) as required by Section 134 of the PABCL (the "Docketing Statement"); and (e) execute and cause Articles of Merger, the Clearance Certificates, and the Docketing Statement to be filed with the office of the Secretary of State of the Commonwealth of Pennsylvania, as required by Section 1927 of the PABCL. Subject to and in accordance with the laws of the State of Wisconsin and Commonwealth of Pennsylvania, the Merger will become effective at the date(s) and time(s) the Articles of Merger is filed with the office of the Department of Financial Institutions of Wisconsin and the Secretary of State of the Commonwealth of Pennsylvania, respectively, or such later date(s) or time(s) as may be specified in the Articles of Merger (the "Effective Time").

                                   ARTICLE II

                           THE SURVIVING CORPORATION
                           -------------------------

     SECTION 2.1    ARTICLES OF INCORPORATION. The Articles of Incorporation of
     -----------    -------------------------
Sub as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time.

     SECTION 2.2    BY-LAWS. The By-Laws of Sub as in effect immediately prior
     -----------    -------
to the Effective Time shall be the By-Laws of the Surviving Corporation after the Effective Time.

     SECTION 2.3    BOARD OF DIRECTORS. From and after the Effective Time, the
     -----------    ------------------
Board of Directors of Sub shall be the Board of Directors of the Surviving Corporation.

                                  ARTICLE III

                              CONVERSION OF SHARES
                              --------------------

     SECTION 3.1    CONVERSION OF TARGET SHARES IN THE MERGER. Majority Target
     -----------    -----------------------------------------
Shareholder and Minority Target Shareholder are, as of the date of this Reorganization Agreement, all of the shareholders of Target. For the purposes of this Reorganization Agreement, the term "Target Shareholders" shall mean all of the shareholders of Target at the time of application of the term. Pursuant to the Plan of Merger and in consideration of the acquisition of Target, Parent shall issue and deliver to the Target Shareholders at the Effective Time an aggregate of nineteen million, seven hundred and thirty-three thousand (19,733,000) shares of validly issued, fully paid and nonassessable common stock, par value one tenth of a cent ($0.001) per share, of Parent ("Parent Common Stock"), to be allocated in the same proportions as the respective ownership of the Target Shareholders of Target Common Stock. In the event such allocation results in a Conversion Ratio (as hereinafter defined) which is not whole numbers, the Conversion Ratio shall be rounded up or down to the nearest one hundredths (0.00) and the Merger Consideration (as hereinafter defined) shall be adjusted accordingly. By way of example, if as of the Effective Time the Target Shareholders are the only shareholders of Target and they own collectively fourteen and twenty-eight one hundredths (14.28) shares of common stock, par value one ($1.00) dollar per share, of Target ("Target Common Stock") and there are no Target Dissenting Shares (as defined in Section 3.4 hereof), by virtue of the Merger and without any action on the part of any holder of any capital stock of Target, all issued and outstanding shares of Target Common Stock shall be converted into, and become exchangeable for, one million three hundred eighty-one thousand eight hundred sixty-two and seventy-five one-hundredths (1,381,862.75) shares of Parent Common Stock, for a total of nineteen million, seven hundred and thirty-three thousand and seven-tenths (19,733,000.7) shares The consideration referred to in this Section 3.1, or such other consideration as is determined by application of the foregoing provisions of this Section, is hereinafter referred to as the "Merger Consideration" and the ratio of one million three hundred eighty-one thousand eight hundred sixty-two and seventy-five one-hundredths (1,381,862.75) to one (1), or such other ratio as is determined by application of the foregoing provisions of this Section, is hereinafter referred to as the "Conversion Ratio."

     SECTION 3.2    STATUS OF SUB SHARES. At the Effective Time, by virtue of
     -----------    --------------------
the Merger and without any action on the part of any holder of any capital stock of Sub, each issued and outstanding share of common stock of Sub shall continue unchanged and remain outstanding as a share of common stock of the Surviving Corporation.

     SECTION 3.3    EXCHANGE OF TARGET COMMON STOCK CERTIFICATES.
     -----------    --------------------------------------------

     (a) Shares of Parent Common Stock into which shares of Target Common Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time.

     (b) From and after the Effective Time, each holder of a certificate which immediately prior to the Effective Time represented outstanding shares of Target Common Stock, other than shares with respect to which dissenters' rights, if any, are granted by reason of the Merger under the PABCL, shall be entitled to receive in exchange therefor, upon surrender thereof to Parent, a certificate or certificates representing the number of shares, whole or fractional, of Parent Common Stock into which such holder's shares of Target Common Stock were converted pursuant to Section 3.1. From and after the Effective Time, Parent shall be entitled to treat the certificates which immediately prior to the Effective Time represented shares of Target Common Stock, and which have not yet been surrendered for exchange, as evidencing the ownership of the number of shares of Parent Common Stock into which the shares of Target Common Stock represented by such certificates shall have been converted pursuant to Section 3.1, notwithstanding the failure to surrender such certificates. However, notwithstanding any other provision of this Reorganization Agreement, until holders or transferees of certificates which immediately prior to the Effective Time represented shares of Target Common Stock have surrendered them for exchanges as provided herein, no dividends shall be paid with respect to any shares represented by such certificates. Upon surrender of a certificate which immediately prior to the Effective Time represented outstanding shares of Target Common Stock, there shall be paid to the holder of such certificate the amount of any dividends which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of shares of Parent Common Stock represented by the certificate or certificates issued upon such surrender. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate which immediately prior to the Effective Time represented shares of Target Common Stock surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of any such certificate surrendered.

     (c) As soon as practicable after the Effective Time, the Parent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Target Common Stock (collectively, the "Target Certificates") (i) a form letter of transmittal (which shall specify delivery shall be effected, and risk of loss and title to Target Certificates shall pass only upon actual delivery of Target Certificates to the Parent) and (ii) instructions for use in effecting the surrender of Target Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of Target Certificates for cancellation to the Parent, the holder of such Target Certificates shall be entitled to receive in exchange therefor a certificate representing that number of shares of Parent Common Stock into which the shares of Target Common Stock theretofore represented by Target Certificates so surrendered shall have been converted pursuant to the provisions of Section 3.1, and the Target Certificates so surrendered shall forthwith be cancelled. Notwithstanding the foregoing, no party hereto shall be liable to a holder of shares of Target Common Stock for any shares of Parent Common Stock or dividends or distributions thereon delivered to a public official pursuant to applicable escheat laws.

     SECTION 3.4    DISSENTING SHARES. Notwithstanding anything to the contrary
     -----------    -----------------
contained in this Reorganization Agreement or the Plan of Merger, holders of shares of Target Common Stock with respect to which dissenters' rights, if any, are granted by reason of the Merger under the PABCL and who do not vote in favor of the Merger and otherwise comply with the PABCL ("Target Dissenting Shares"), shall not be entitled to shares of Parent Common Stock pursuant to Section 3.1, unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under the PABCL, and shall be entitled to receive only the payment provided for pursuant to the PABCL. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder's dissenters' rights under the PABCL, such holder's Target Dissenting Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the Merger Consideration in accordance with the procedures set forth in this Article III. Majority Target Shareholder and Minority Target Shareholder agree to vote all of their Target Common Stock in favor of the Plan of Merger.

     SECTION 3.5    CLOSING OF TRANSFER BOOKS. From and after the Effective
     -----------    -------------------------
Time, the stock transfer books of Target shall be closed and no transfer of shares of Target Common Stock shall thereafter be made. If, after the Effective Time, Target Certificates are presented to Parent, they shall be cancelled and exchanged for the Merger Consideration in accordance with the procedures set forth in this Article III.

                                   ARTICLE IV

                            CONTINGENT CONSIDERATION
                            ------------------------

     SECTION 4.1    CONTINGENT CONSIDERATION. Within ninety (90) days following
     -----------    ------------------------
the end of each of the five (5) calendar years after the Effective Time (the "Contingent Consideration Period"), if the Net Sales of Sub shall have increased over the Net Sales of Sub for the immediately preceding calendar year (or, in the case of the first year of the Contingent Consideration Period, over the Net Sales of Target for 1997) by any portion of the percentages shown in Column A below, then an additional eight hundred thousand (800,000) shares of Parent Common Stock, or a lesser number of shares determined by application of the appropriate corresponding percentages shown in Column B below, shall be issued by Parent and delivered to Majority Target Shareholder and Minority Target Shareholder in the same proportion as their holdings in Target as of the Effective Time (the "Contingent Consideration"). If any calendar year's calculation results in the delivery of less than eight hundred thousand (800,000) shares of Parent Common Stock pursuant to this Section, then the balance of such eight hundred thousand (800,000) shares shall be carried forward, and may be earned in subsequent years of the Contingent Consideration Period in addition to the eight hundred thousand (800,000) shares subject to calculation in each such subsequent year. Any shares not earned by application of this calculation by the end of the Contingent Consideration Period shall not be delivered. The rights of Majority Target Shareholder and Minority Target Shareholder to receive such Contingent Consideration shall not be assignable. The maximum number of shares of Parent Common Stock which may be issued as Contingent Consideration hereunder shall be four million (4,000,000) shares.

                          Column A                      Column B
               Percentage Net Sales Increase       Percentage Earned
               -----------------------------       -----------------
                            7.0%                          50%
                           10.0%                          75%
                           15.0%                         100%

     SECTION 4.2    SALE OF BUSINESS CONTINGENCY. If at any time during the
     -----------    ----------------------------
Contingent Consideration Period, Parent or Sub sell or in any other manner transfer or convey all or a substantial part of Parent's interest in Sub, the assets of Sub, or the Sub business, at a time when the number of additional shares of Parent Common Stock issued to Majority Target Shareholder and Minority Target Shareholder pursuant to Section 4.1 above aggregates less than four million (4,000,000) shares, Parent shall forthwith, and prior to any such transfer or conveyance, issue and deliver to Majority Target Shareholder and Minority Target Shareholder such additional shares of Parent Common Stock as shall be required to aggregate four million (4,000,000) shares of Contingent Consideration to Majority Target Shareholder and Minority Target Shareholder.

     SECTION 4.3    "NET SALES" DEFINED. For the purpose of this Reorganization
     -----------    -------------------
Agreement, "Net Sales" for each calendar year shall be as defined and computed in accordance with generally accepted accounting principles applied on a consistent basis from year to year. The determination of Net Sales for each year of the Contingent Consideration Period and the computation of Contingent Consideration shall be made by independent certified public accountants regularly employed by Parent for the purpose of preparing the financial reports of Parent. The term "Net Sales" shall include the Net Sales of Sub and the Net Sales of such other subsidiary or subsidiaries and such division or divisions of Parent as are then carrying on any part of the business formerly carried on by Target (herein referred to as the Target Business). If any division, subsidiary, or affiliate of Parent or Sub in any manner directly or indirectly sells, deals in or manufactures software or performs services which were previously sold, dealt in, manufactured or performed by Target or which are marketed under the trade name "Micro Estimating", or any product or service trade name utilized by Target prior to the Effective Time, or any variant thereof, such division, subsidiary, or affiliate shall be conclusively presumed to be carrying on a part of Target Business.

     SECTION 4.4    REPORTS; ARBITRATION OF DISPUTES. Each of Majority Target
     -----------    --------------------------------
Shareholder and Minority Target Shareholder shall be entitled to receive on or before April 15 of each year of the Contingent Consideration Period and the next calendar year following the end of the Contingent Consideration Period, or until Parent shall have issued and delivered to Majority Target Shareholder and Minority Target Shareholder the maximum Contingent Consideration, whichever is the earlier, an appropriate written report prepared by the aforementioned independent certified public accountants of Parent, which report shall show, in addition to the Net Sales for the calendar year then ended, the aggregate Net Sales since December 31, 1997, computed in accordance with Section 4.1 and 4.2 hereof, as well as a statement of the number of shares of Parent Common Stock previously issued to Majority Target Shareholder and Minority Target Shareholder, respectively, each year as Contingent Consideration and the number of shares of Parent Common Stock to be issued to Majority Target Shareholder and Minority Target Shareholder, respectively, for the immediately preceding calendar year. The computation made by such independent certified public accountants shall be final and conclusive unless either or both of Majority Target Shareholder and Minority Target Shareholder shall, by written notice to Parent, within thirty (30) days after receipt of any such statement, have made objection thereto. In the event the objecting Majority Target Shareholder and/or Minority Target Shareholder and Parent are unable to resolve any disputes as to the proper amount of Net Sales for any one year or period, within thirty (30) days after receipt by Parent of the written objection by the objecting Majority Target Shareholder and/or Minority Target Shareholder, the objecting Majority Target Shareholder and/or Minority Target Shareholder or Parent may submit such dispute to arbitration in New Berlin, Wisconsin under the rules then obtaining of the American Arbitration Association, and judgment upon any award in such arbitration may be entered in any court having jurisdiction thereof.

     SECTION 4.5    CHANGES IN CAPITAL STRUCTURE. In the event there is any
     -----------    ----------------------------
change in the Parent Common Stock by reason of a stock dividend issued with respect to Parent Common Stock, or a recapitalization, reclassification, stock split, or combination of shares with respect to such Parent Common Stock, or if the outstanding Parent Common Stock should, by reason of a merger, consolidation, liquidation or other reorganization, be exchanged for other shares of Parent or of another corporation which is a party to such transaction, the shares to be issued and delivered to Majority Target Shareholder and Minority Target Shareholder under this Reorganization Agreement shall be the shares into or for which the Parent Common Stock to be issued and delivered under this Reorganization Agreement would have been changed or exchanged had such shares already been issued and delivered to Majority Target Shareholder and Minority Target Shareholder and become outstanding at the time of such event.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     SECTION 5.1    REPRESENTATIONS AND WARRANTIES OF PARENT AND PRINCIPAL
     -----------    ------------------------------------------------------
PARENT SHAREHOLDER. Parent and Principal Parent Shareholder jointly and
------------------
severally represent and warrant to Sub, Target, Majority Target Shareholder and Minority Target Shareholder, as of the date hereof and the Effective Time, which representations and warranties shall survive the Merger, as follows:

     (a)  ORGANIZATION. Parent is duly organized and validly exists as a
          ------------
business corporation under the laws of the State of Nevada. As soon as practicable after the execution of this Reorganization Agreement, but in any event within five (5) days prior to the Effective Date, Parent will deliver to Sub and Target true and correct copies of its Articles of Incorporation and By-laws, which Articles of Incorporation and By-laws shall not be amended prior to the Effective Time without the prior written consent of Sub and Target. Principal Parent Shareholder is the sole director and officer of Parent.

     (b)  CAPITAL STOCK. The authorized capital stock of Parent consists of one
          -------------
hundred million (100,000,000) shares of common stock, par value one tenth of a cent ($0.001) per share, of which one million five hundred ninety-nine thousand nine hundred and fifty (1,599,950) shares are validly issued, fully paid, non-assessable and outstanding and held by more than four hundred and fifty (450) shareholders. In addition, Parent has issued and outstanding three hundred ninety-nine thousand nine hundred and eighty-eight (399,988) Redeemable Common Stock Purchase Warrants entitling each Warrant Holder to purchase on or before December 31, 1999 one (1) share of Parent common stock per Purchase Warrant for the sum of one dollar and fifty cents ($1.50). There are no other securities, subscriptive rights, warrants, options, contracts, understandings or commitments providing for issuance of, or granting rights to acquire any capital stock of Parent or securities convertible into or exchangeable for capital stock of Parent.

     (c)  ASSETS AND BUSINESS. Parent engages in no business, owns no material
          -------------------
assets or properties, and has no material liabilities. There has not been any compensation, commission, bonus, or other remuneration paid or payable to any officer, director, agent, employee or consultant of Parent. Parent is not a party to, or otherwise bound by, any (i) material written or oral contract, (ii) employment or consultant contract, (iii) bonus, pension, profit sharing, retirement, share purchase, stock option, hospitalization, group insurance, or similar employee benefits plan or agreement, (iv) real or personal property lease, as lessor or lessee, (v) advertising or public relations contract, (vi) purchase, supply or service contract, (vii) deed of trust, mortgage, conditional sales contract, security agreement, pledge agreement, trust receipt, or any other agreement or arrangement whereby any of the assets or properties of Parent are subject to a lien, encumbrance, charge or other restriction or which would otherwise cause Parent to incur any material liability or expense.

     (d)  AUTHORITY. On or before the Effective Time, Parent and Principal
          ---------
Parent Shareholder will have taken all necessary legal action to approve the execution and delivery of this Reorganization Agreement and the performance of its and their obligations hereunder and all transactions contemplated hereby will have been duly authorized by all requisite corporate action on the part of Parent and of the Directors and Shareholders of Parent, and no further authorization, approval or consent is or shall be necessary. Parent shall vote all of its shares of Sub Common Stock in favor of the Plan of Merger.

     (d)  LEGAL ACTIONS. There are no legal actions, suits, arbitrations, or
          -------------
other legal, administrative or other governmental proceedings pending or threatened against Parent, its properties, assets or business, and neither of Parent or Principal Parent Shareholder is aware of any fact which might result in such action, suit, arbitration or other proceeding.

     (e)  OPERATION PENDING CLOSING. On and after execution hereof and until the
          -------------------------
Effective Time, Parent will not operate any business and will not enter into any transaction or perform any act enumerated in Paragraph (c) above or that would constitute a material adverse breach of the representations, warranties or agreements contained herein. Parent, and its officers, directors and employees, and Principal Parent Shareholder will comply with all applicable material provisions of this Reorganization Agreement. Parent will not amend its Articles of Incorporation or By-laws, or change the composition of its Board of Directors or Officers, without the consent of Sub, Target, Majority Target Shareholder and Minority Target Shareholder. Parent shall take no action to cause Sub to amend its Articles of Incorporation or By-laws, or to change the composition of its Board of Directors, without the consent of Target, Majority Target Shareholder and Minority Target Shareholder.

     SECTION 5.2    REPRESENTATIONS AND WARRANTIES OF SUB, MAJORITY TARGET
     -----------    ------------------------------------------------------
SHAREHOLDER AND MINORITY TARGET SHAREHOLDER. Sub, Majority Target Shareholder
-------------------------------------------
and Minority Target Shareholder jointly and severally represent and warrant to Parent, Target and Principal Parent Shareholder, as of the date hereof and the Effective Time, which representations and warranties shall survive the Merger, as follows:

     (a)  ORGANIZATION. Sub is duly organized and validly exists as a business
          ------------
corporation under the laws of the State of Wisconsin. As soon as practicable after the execution of this Reorganization Agreement, but in any event within five (5) days prior to the Effective Date, Sub will deliver to Parent and Target true and correct copies of its Articles of Incorporation and By-laws, which Articles of Incorporation and By-laws shall not be amended prior to the Effective Time without the prior written consent of Parent and Target. Majority Target Shareholder and Minority Target Shareholder are all of the directors and officers of Sub.

     (b)  CAPITAL STOCK. The authorized capital stock of Sub consists of one
          -------------
thousand (1,000) shares of common stock, par value one ($1.00) dollar per share, of which one (1) share is validly issued, fully paid, non-assessable and outstanding. Sub is a wholly-owned subsidiary of Parent. There are no other securities, subscriptive rights, warrants, options, contracts, understandings or commitments providing for issuance of, or granting rights to acquire any capital stock of Sub or securities convertible into or exchangeable for capital stock of Sub.

     (c)  ASSETS AND BUSINESS. Sub engages in no business, owns no material
          -------------------
assets or properties, and has no material liabilities. There has not been any compensation, commission, bonus, or other remuneration paid or payable to any officer, director, agent, employee or consultant of Sub. Sub is not a party to, or otherwise bound by, any (i) material written or oral contract, (ii) employment or consultant contract, (iii) bonus, pension, profit sharing, retirement, share purchase, stock option, hospitalization, group insurance, or similar employee benefits plan or agreement, (iv) real or personal property lease, as lessor or lessee, (v) advertising or public relations contract, (vi) purchase, supply or service contract, (vii) deed of trust, mortgage, conditional sales contract, security agreement, pledge agreement, trust receipt, or any other agreement or arrangement whereby any of the assets or properties of Sub are subject to a lien, encumbrance, charge or other restriction or which would otherwise cause Sub to incur any material liability or expense.

     (D)  AUTHORITY. On or before the Effective Time, Sub, Majority Target
          ---------
Shareholder and Minority Target Shareholder will have taken all necessary legal action to approve the execution and delivery of this Reorganization Agreement and the performance of its and their obligations hereunder and all transactions contemplated hereby will have been duly authorized by all requisite corporate action on the part of Sub and of the Directors and Shareholders of Sub, and no further authorization, approval or consent is or shall be necessary.

     (e)  LEGAL ACTIONS. There are no legal actions, suits, arbitrations, or
          -------------
other legal, administrative or other governmental proceedings pending or threatened against Sub, its properties, assets or business, and none of Sub, Majority Target Shareholder or Minority Target Shareholder is aware of any fact which might result in such action, suit, arbitration or other proceeding.

     (f)  OPERATION PENDING CLOSING. On and after execution hereof and until the
          -------------------------
Effective Time, Sub will not operate any business and will not enter into any transaction or perform any act enumerated in Paragraph (c) above or that would constitute a material adverse breach of the representations, warranties or agreements contained herein. Sub, and its officers, directors and employees, and Majority Target Shareholder and Minority Target Shareholder will comply with all applicable material provisions of this Reorganization Agreement. Sub will not amend its Articles of Incorporation or By-laws, or change the composition of its Board of Directors or Officers, without the consent of Parent, Target, and Principal Parent Shareholder.

     SECTION 5.3    REPRESENTATIONS AND WARRANTIES OF TARGET, MAJORITY TARGET
     -----------    ---------------------------------------------------------
SHAREHOLDER AND MINORITY TARGET SHAREHOLDER. Target, Majority Target Shareholder
-------------------------------------------
and Minority Target Shareholder, jointly and severally represent and warrant to Parent, Sub, and Principal Parent Shareholder as of the date hereof and the Effective Time, which representations and warranties shall survive the Merger, as follows:

     (a)  ORGANIZATION. Target is duly organized and validly exists as a
          ------------
business corporation under the laws of the Commonwealth of Pennsylvania.

     (b)  CAPITAL STOCK. The authorized capital stock of Target consists of two
          -------------
hundred (200) shares of common stock, par value one ($1.00) dollar per share, of which fourteen and twenty-eight one hundredths (14.28) shares are validly issued, fully paid, non-assessable and outstanding. There are no other securities, subscriptive rights, warrants, options, contracts, understandings or commitments providing for issuance of, or granting rights to acquire any capital stock of Target or securities convertible into or exchangeable for capital stock of Target.

     (c)  ASSETS AND BUSINESS. The business of Target as of December 31, 1995
          -------------------
and 1996 is substantially as described in its financial statements. Notwithstanding anything in this Reorganization Agreement expressly or by implication to the contrary, no representation or warranty is made with respect to the financial condition of Target or the value of the Target Common Stock.

     (d)  AUTHORITY. On or before the Effective Time, Target, Majority Target
          ---------
Shareholder and Minority Target Shareholder will have taken all necessary legal action to approve the execution and delivery of this Reorganization Agreement and the performance of its obligations hereunder and all transactions contemplated hereby will have been duly authorized by all requisite corporate action on the part of Target and the Directors and Shareholders of Target, and no further authorization, approval or consent is or shall be necessary.

     (e)  LEGAL ACTIONS. There are no legal actions, suits, arbitrations, or
          -------------
other legal, administrative or other governmental proceedings pending or threatened against Target, its properties, assets or business, and none of Target, Majority Target Shareholder and Minority Target Shareholder is aware of any fact which might result in such action, suit, arbitration or other proceeding.

     (f)  OPERATION PENDING CLOSING. On and after execution hereof and until the
          -------------------------
Effective Time, Target will not enter into any transaction or perform any act that would constitute a material adverse breach of the representations, warranties or agreements contained herein. Target and its officers and employees, and Majority Target Shareholder and Minority Target Shareholder will comply with all applicable material provisions of this Reorganization Agreement.

     (g)  RESTRICTED SECURITIES. The Parent Common Stock to be issued hereunder,
          ---------------------
upon issuance and transfer to the Target Shareholders, will not have been "registered" and therefore will be "restricted securities", as those terms are used under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations thereunder. By execution of this Reorganization Agreement, each of Majority Target Shareholder and Minority Target Shareholder agrees, represents and warrants that his acquisition of the Parent Common Stock hereunder is for investment only, for his own account (both of record and beneficially) and not with a view to "distribution" as that term is used under the 1933 Act. Parent Common Stock to be issued hereunder may bear a legend substantially as follows:

          THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE TRANSFERRED UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL, AT THE REQUEST OF THE PRESIDENT, SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH TRANSFER OR OTHER DISPOSITION CAN BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS. BY ACQUIRING THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, EACH STOCKHOLDER REPRESENTS THAT HE HAS ACQUIRED SUCH SHARES OF STOCK FOR INVESTMENT AND THAT HE WILL NOT SELL OR OTHERWISE DISPOSE OF THE SHARES OF STOCK WITHOUT REGISTRATION OR OTHER COMPLIANCE WITH THE AFORESAID ACT AND THE RULES AND REGULATIONS THEREUNDER.

                                   ARTICLE VI

                               FURTHER AGREEMENTS
                               ------------------

     SECTION 6.1    CONTINUITY OF INTEREST AGREEMENT. On the date hereof,
     -----------    --------------------------------
Majority Target Shareholder, Sub and Parent shall execute a continuity of interest agreement (the "Continuity of Interest Agreement") substantially in the form of Exhibit "C" attached hereto and made a part hereof.

     SECTION 6.2    RESIGNATIONS OF PRINCIPAL PARENT SHAREHOLDER. The Principal
     -----------    --------------------------------------------
Parent Shareholder shall resign, by an instrument or instruments in writing, all officer and director positions he holds in Parent and Sub, effective as of the Effective Time.

                                  ARTICLE VII

                           TERMINATION AND AMENDMENT
                           -------------------------

     SECTION 7.1    TERMINATION. This Reorganization Agreement shall terminate
     -----------    -----------
in the event of and upon termination of the Plan of Merger. Notwithstanding shareholder approval of this Reorganization Agreement, this Reorganization Agreement may be terminated at any time prior to the Effective Time by any party by written notice to the other parties prior to the Effective Time.

     SECTION 7.2    AMENDMENT. This Reorganization Agreement may be amended by
     -----------    ---------
the parties hereto, at any time before or after approval hereof by the Target Shareholders, but, after any such approval, no amendment shall be made which (a) changes the ratio at which Target Common Stock is to be converted into Parent Common Stock pursuant to Section 3.1, (b) in any way materially adversely affects the rights of holders of Target Common Stock or (c) changes any of the principal terms of this Reorganization Agreement, in each case, without the further approval of such Target Shareholders. This Reorganization Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 7.3    WAIVER. At any time prior to the Effective Time, the parties
     -----------    ------
hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     SECTION 7.4    NOTICES. All notices required or permitted to be given
     -----------    -------
hereunder shall be in writing and shall be deemed given when delivered in person or sent by confirmed facsimile, or when received if given by Federal Express or other nationally recognized overnight courier service, or five (5) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, addressed to the applicable party as follows:

     OnCOURSE TECHNOLOGIES, INC.
     280 Main Street, Suite 12
     Stoneham, MA  02180

     MICRO ACQUISITION CORPORATION
     3106 South 166th Street
     New Berlin, WI  53151

     MICRO ESTIMATING SYSTEMS, INC.
     3106 South 166th Street
     New Berlin, WI  53151

     FRANK G. WRIGHT
     280 Main Street, Suite 12
     Stoneham, MA  02180

     BERNARD A. WOODS III
     South 53, West 29914 Holiday Road
     Mukwonago, WI  53149

     CHARLES W. BEYER
     1205 Ayrshire Lane
     Waukesha, WI  53186

     SECTION 7.5    ENTIRE AGREEMENT. This Reorganization Agreement, the Plan of
     -----------    ----------------
Merger, and the Continuity of Interest Agreements constitute the entire agreement between the parties as to the Merger and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. The parties and their respective affiliates make no representations or warranties to each other, except as contained in this Reorganization Agreement, and any and all prior representations and statements made by any party or its representatives, whether verbally or in writing, are deemed to have been merged into this Reorganization Agreement and the Plan of Merger, it being intended that no such representations or statements shall survive the execution and delivery of this Reorganization Agreement and the Plan of Merger.

     SECTION 7.6    NON-WAIVER. The failure in any one or more instances of a
     -----------    ----------
party to insist upon performance of any of the terms, covenants or conditions of this Reorganization Agreement, to exercise any right or privilege conferred in this Reorganization Agreement, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Reorganization Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

     SECTION 7.7    COUNTERPARTS. This Reorganization Agreement may be executed
     -----------    ------------
in counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

     SECTION 7.8    SEVERABILITY. The invalidity of any provision of this
     -----------    ------------
Reorganization Agreement or portion of a provision shall not affect the validity of any other provision of this Reorganization Agreement or the remaining portion of the applicable provision.

     SECTION 7.9    GOVERNING LAW. This Reorganization Agreement and the Plan of
     -----------    -------------
Merger shall be construed in accordance with the laws of the State of Wisconsin applicable to contracts entered into and to be performed entirely therein.

     SECTION 7.10   BINDING EFFECT; BENEFIT. This Reorganization Agreement shall
     ------------   -----------------------
inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns. Nothing in this Reorganization Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Reorganization Agreement, including, without limitation, third party beneficiary rights.

     SECTION 7.11   ASSIGNABILITY. This Reorganization Agreement shall not be
     ------------   -------------
assignable by any party without the prior written consent of the other parties.

     SECTION 7.12   HEADINGS. The description headings in this Reorganization
     ------------   --------
Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Reorganization Agreement. Words used in this Reorganization Agreement, regardless of the gender or number specifically used, shall be deemed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural, as the context may require.

     SECTION 7.13   FURTHER ASSURANCES. Target shall at any time, or from time
     ------------   ------------------
to time, as and when requested by Parent, or its successors and assigns, execute and deliver, or cause to be executed and delivered, in the name of Target by its last acting officers, or by the corresponding officers of Sub, all such conveyances, assignments, transfers, deeds or other instruments, and shall take or cause to be taken such further action as Parent, or its successors and assigns, may deem necessary or desirable in order to evidence the transfer, vesting or devolution of any property, rights, privileges, powers, immunities, franchises and interests of Target and otherwise to carry out the intent and purposes of this Reorganization Agreement.

     IN WITNESS WHEREOF, the Parent, Sub and Target have caused this Reorganization Agreement to be executed by their duly authorized officers on the date first above written with the intent to be legally bound.

PARENT:
-------

ATTEST:                         OnCOURSE TECHNOLOGIES, INC.
/s/ Jena Ruegg                  By: /s/ Frank G. Wright
     (Corporate Seal)           Its: President

SUB:
----
ATTEST:                         MICRO ACQUISITION CORPORATION
/s/ Charles W. Beyer            By: /s/ Bernard A. Woods, III
     (Corporate Seal)           Its: President

TARGET:
-------
ATTEST:                         MICRO ESTIMATING SYSTEMS, INC.
/s/ Bernard A. Woods, III       By: /s/ Charles W. Beyer
     (Corporate Seal)           Its: President

     IN WITNESS WHEREOF, the Principal Parent Shareholder, Majority Target Shareholder and Minority Target Shareholder have executed this Reorganization Agreement on the date first above written with the intent to be legally bound.

PRINCIPAL PARENT SHAREHOLDER:
-----------------------------
WITNESS:                        FRANK G. WRIGHT
/s/ Jena Ruegg                  /s/ Frank G. Wright

MAJORITY TARGET SHAREHOLDER:
----------------------------
WITNESS:                        BERNARD A. WOODS, III
/s/ Charles W. Beyer            /s/ Bernard A. Woods, III

MINORITY TARGET SHAREHOLDER:
----------------------------
WITNESS:                        CHARLES W. BEYER
/s/ Bernard A. Woods, III       /s/ Charles W. Beyer